Exhibit 4.2

FLUOR CORPORATION

SECOND SUPPLEMENTAL INDENTURE

Dated as of June 22, 2012

to

SENIOR DEBT SECURITIES INDENTURE

Dated as of September 8, 2011

WELLS FARGO BANK, NATIONAL ASSOCIATION,

Trustee

This SECOND SUPPLEMENTAL INDENTURE, dated as of June 22, 2012 (“Second Supplemental Indenture”), to the Senior Debt Securities Indenture, dated as of September 8, 2011 (the “Base Indenture”), is between FLUOR CORPORATION, a Delaware corporation (the “Company”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Trustee (as defined in the Base Indenture).

RECITALS

WHEREAS, the Company and the Trustee have heretofore executed and delivered the Base Indenture to provide for the issuance from time to time of the Company’s unsecured debentures, notes or other evidences of indebtedness (the “Securities”), to be issued in one or more series;

WHEREAS, Section 8.01(d) of the Base Indenture provides that the Company and the Trustee may enter into any indenture supplemental to the Base Indenture without the consent of the Holders of any of the Securities to cure any ambiguity or to correct or supplement any provision contained in the Base Indenture that may be defective or inconsistent with any other provision contained in the Base Indenture;

WHEREAS, the parties are entering into this Second Supplemental Indenture to cure an ambiguity and to correct an inconsistency contained within Section 9.01 of the Base Indenture relating to the type of entity with which the Company may consolidate with, merge with or into, or sell, convey or lease all or substantially all of its assets to;

WHEREAS, all acts and things prescribed by the Base Indenture, by law and by the Company’s Certificate of Incorporation and Bylaws necessary to make this Second Supplemental Indenture a valid instrument legally binding on the Company, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, to comply with the provisions of the Base Indenture and in consideration of the above premises, the Company and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Securities as follows:

ARTICLE 1

AMENDMENT

Section 1.01.                          Supplemental Indenture Part of the Indenture.  This Second Supplemental Indenture is supplemental to the Base Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Base Indenture for any and all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 1.02.                          Amendment to Base Indenture.  The first sentence of Section 9.01 of the Base Indenture is hereby amended to replace the term “corporation” with the term “Person.”

ARTICLE 2

MISCELLANEOUS

Section 2.01.                          Governing Law.  THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OF CONFLICTS OF LAW.  EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SECOND SUPPLEMENTAL INDENTURE OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 2.02.                          Counterparts.  This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.  The exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signature pages for all purposes.

Section 2.03.                          Valid and Binding Obligation.  This Second Supplemental Indenture, upon execution and delivery by the parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first written above.

FLUOR CORPORATION

By:	/s/ Biggs C. Porter
Name: Biggs C. Porter
Title: Senior Vice President and Chief Financial Officer

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Trustee

By:	/s/ Maddy Hall
	Name:	Maddy Hall
	Title:	Vice President

Signature Page to Second Supplemental Indenture